Registration No. 333-50340



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933



                           ORASURE TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

          Delaware                                        36-4370966
  (State of incorporation)                     (IRS Employer Identification No.)

        150 Webster Street
        Bethlehem, Pennsylania                              18015
(Address of principal executive offices)                  (Zip Code)


                ORASURE TECHNOLOGIES, INC. 2000 STOCK AWARD PLAN
                  ORASURE TECHNOLOGIES, INC. EMPLOYEE INCENTIVE
                       AND NON-QUALIFIED STOCK OPTION PLAN
                       EPITOPE, INC. 1991 STOCK AWARD PLAN
                            (Full title of the plan)


                               Robert D. Thompson
                             Chief Executive Officer
                           OraSure Technologies, Inc.
                               150 Webster Street
                          Bethlehem, Pennsylvania 18015
                            Telephone (610) 882-1820
           (Name, address, and telephone number of agent for service)


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

      This post-effective amendment No. 1 to registration statement on Form S-8 (file no. 333-50340) is being filed to add a plan title to the cover page, which was inadvertently omitted from the original filing. The opinion of counsel and power of attorney are also being revised to include reference to the additional plan. No other changes are being made to the original filing and the number of registered shares remains the same.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment No. 1 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Bethlehem, commonwealth of Pennsylvania, on the 27th of June, 2001.

                                    OraSure Technologies, Inc.
                                    (Registrant)

                                    By  /s/Robert D. Thompson
                                        ------------------------
                                        Robert D. Thompson
                                        Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of the 27th day of June, 2001.

Signature                                 Title

(1)  Principal Executive Officer

/s/ Robert D. Thompson
-----------------------------
Robert D. Thompson                        Chief Executive Officer and Director

(2)  Principal Financial Officer

/s/ Richard D. Hooper
-----------------------------
Richard D. Hooper                          Vice President,Finance and
                                            Chief Financial Officer
(3)  Principal Accounting Officer

/s/ Mark L. Kuna
-----------------------------
Mark L. Kuna                               Controller

(4)  A majority of the Board of Directors

      * MICHAEL J. GAUSLING                President, Chief Operating Officer
                                            and Director
      * FRANK G. HAUSMANN, JR.             Director
      * MICHAEL G. BOLTON                  Director
      * WILLIAM W. CROUSE                  Director
      * ROGER L. PRINGLE                   Director

* By  /s/ Robert D. Thompson
      ------------------------------
      Robert D. Thompson
      Attorney-in-fact

                                INDEX TO EXHIBITS


4.1 Certificate of Incorporation of the registrant. Incorporated by reference to Exhibit 3.1 to the registrant's Registration Statement on Form S-4 (File No. 333-39210) ("Form S-4").

4.1.1 Certificate of Amendment to Certificate of Incorporation dated May 23, 2000. Incorporated by reference to Exhibit 3.1.1 to Form S-4.

4.2 Bylaws of the registrant. Incorporated by reference to Exhibit 3.2 to Form S-4.

4.3 Rights Agreement dated as of May 6, 2000, between the registrant and ChaseMellon Shareholder Services, L.L.C. Incorporated by reference to
      Exhibit 4.2 to Form S-4.

5     Opinion of Miller Nash LLP.

23.1  Consent of PricewaterhouseCoopers LLP.*

23.2  Consent of Arthur Andersen LLP.*

23.3  Consent of Miller Nash LLP.  Included in Exhibit 5.

24    Power of attorney of certain officers and directors.

*Previously filed

      Other exhibits listed in Item 601 to Regulation S-K are not applicable.